Exhibit 5

POWER OF ATTORNEY

September 9, 2008

Appointee  : NHN Games Co., Ltd.
Address: 6th Fl., 102-Dong I-Park Bundang Bldg., Jeongja-dong, Bundang-gu, Seongnam-si, Gyeonggi-do, Korea
Registration Number: 220-86-93752

In accordance with Article 86-6 of the Presidential Decree to the Securities and Exchange Act of Korea, the undersigned hereby appoints the Appointee as the attorney-in-fact, with full authority to exercise any power or act on behalf of the undersigned with respect to the matters arising in connection with Section 200-2 of the Securities and Exchange Act of Korea.

/s/ Chang Keun Kim
Authorizer:       Chang Keun Kim
Address:            Daelim Acrotel Building6th Fl, 467-6 Dogok-Dong Kangnam-Gu, Seoul,Korea 135-971